UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

The Smith & Wollensky Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16505 (Commission File Number)	58-2350980 (IRS Employer Identification No.)
1114 First Avenue New York, New York (Address of principal executive offices)	10021 (Zip Code)
(212) 838-2061 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 19, 2006 The Smith & Wollensky Restaurant Group, Inc. (the “Licensee”), signed an Amended and Restated Sale and License Agreement, dated as of January 1, 2006 (the “Agreement”), with St. James Associates, L.P. (the “Licensor”) which provides for, among other things, a reduced licensing fee only for the opening of Wollensky’s Grills (“Grills”) that are less than 9,000 square feet. Pursuant to the Agreement, the fee paid to the Licensee for each new Grill restaurant opening (the “Additional Grill Sale Price Payment”) will be at a rate equal to 50% of the fee due under the original agreement. In addition, the annual percentage royalty fee for Grills (the “Grill Percentage Royalty”) will be reduced from 2% to 1% of annual Grill sales.

Both the Additional Grill Sale Price Payment and the Grill Percentage Royalty are subject to maximum average per-person checks that, if exceeded, could increase both the Additional Grill Sale Payment and Grill Percentage Royalty, but not to exceed the licensing fee and royalty fee contained in the original agreement. The terms of the amendment do not apply to the existing Wollensky's Grills.

An entity controlled by Alan N. Stillman, the Company's Chairman and Chief Executive Officer, is both a limited partner and one of the two general partners of the Licensor.

The following summary is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is attached as Exhibit 10.103 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
	99.1	Press Release of The Smith & Wollensky Restaurant Group, Inc. dated January 24, 2006
	99.2	Amended and Restated Sale and License Agreement between The Smith & Wollensky Restaurant Group, Inc. and St. James Associates, L.P., dated as of January 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Smith & Wollensky Restaurant Group, Inc.

By:	/s/ Samuel Goldfinger
Samuel Goldfinger
Chief Financial Officer, Treasurer and
Secretary

Date:	January 24, 2006

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Index to Exhibits

Exhibit No.	Description of document
99.1*	Press Release of The Smith & Wollensky Restaurant Group, Inc. dated January 24, 2006
99.2*	Amended and Restated Sale and License Agreement between The Smith & Wollensky Restaurant Group, Inc. and St. James Associates, L.P., dated as of January 1, 2006

* Filed herewith.

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